Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Annual Report of Terrapin 3 Acquisition Corporation (the “Company”) on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission (the “Report”), I, Guy Barudin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the report.

Date: March 25, 2015	By:	/s/ Guy Barudin
Guy Barudin
Chief Financial Officer and Chief Operating Officer (Principal Financial and Principal Accounting Officer)